EMPLOYEE INCENTIVE STOCK PURCHASE AGREEMENT

(English Translation)

     This EMPLOYEE INCENTIVE STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of ________, 2014, is made by and among CHINA INFORMATION TECHNOLOGY, INC., a British Virgin Islands company (“the Company” or “Party A”), [           ] and the Company’s employee (“Party B”).

     WHEREAS:

     1. CHINA INFORMATION TECHNOLOGY, INC. is a company existing under the laws of the British Virgin Islands with registration number of 1718210 and its ordinary shares are listed on the NASDAQ stock market (Stock symbol: CNIT). As of the date hereof, the Company has 29,366,528 ordinary shares issued and outstanding.

     2. Party B is an individual citizen of the People’s Republic of China.

     3. For the purpose of employee incentive and motivation, Party A intends to grant its ordinary shares at certain price to its employees under the Company’s 2013 EQUITY INCENTIVE PLAN.

     4. In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

     Article 1: Quantity of Shares

     Party B agrees to subscribe [    ] duly authorized and issued ordinary shares of Party A (the “Shares”).

     Article 2: Price, Permitted Selling Period and Payment

     1. Party B acquires the Shares by paying cash.

     2. Price: US$4.0 per share

     3. Permitted Selling Period: Refer to “Article 7” of this Agreement.

     4. Payment: Party B pays the purchase price through wire transfer to Party A’s designated back account as below:

     Bank Name: [    ]

     Account Name: [    ]

     Account No: [    ]

     5. Other covenants: Party A shall issue the Shares to Party B in a timely manner after Party B submits written evidence showing that the purchase price has been fully paid to Party A.

     6. Each Party bears its own tax and expenses occurred hereunder.

     Article 3: Effectiveness

     1. The Agreement is fully executed by each Party and becomes enforceable upon the satisfaction of all of the following conditions:

          (1) The grant of Shares is approved by Party A’s Compensation Committee of the Boards of Directors.

          (2) The grant of Shares complies with relevant laws and regulations of U.S. Securities and Exchange Commission and NASDAQ stock market.

          (3) Party A and Party B have signed the CHINA INFORMATION TECHNOLOGY, INC. 2013 EQUITY INCENTIVE PLAN RESTRICTED SHARE AWARD AGREEMENT.

     Article 4: Pre-conditions of this Agreement

     No pre-conditions under this Agreement expect for Article 3.

     Article 5: Representations and Warranties

     1. Party A’s Representations and Warranties:

          (1) Party A is a business entity legally established and has requisite corporate power and authority to execute and perform obligations under the Agreement. This Agreement represents Party A’s true intention;

          (2) Party A’s execution of the Agreement shall not result in violation of any applicable laws, regulations, documents and the Company’s Articles of Association or conflict with any existing contracts entered into by Party A or representations and warranties made by Party A to any third-party;

          (3) There are no material illegal behaviors committed by Party A within the last 12 months or any major lawsuits, arbitrations, administrative penalties or liabilities that may result in material adverse effect on the transactions contemplated by this Agreement.

          (4) Party A undertakes to cooperate with Party B for the implementation of the Agreement, pursuant to applicable laws and regulations.

     2. Party B’s Representations and Warranties:

          (1) As an individual, Party B holds full civil rights and capacity.

          (2) Party B undertakes to fully pay the purchase price of the Shares in a timely manner in accordance with this Agreement.

          (3) Party B will transfer his Shares only in the Permitted Selling Period (as defined below).

          (4) Party B is not subject to any investigation for being suspected of a crime by law enforcement institutions in China or any investigation by the United States Securities and Exchange Commission for alleged violations of laws and regulations.

          (5) Party B undertakes to not sell the Shares during the period when Party A is repurchasing its own shares through a share repurchase program that is currently effective or may be adopted shortly after the Agreement (the “Share Repurchase Program”). Party B agrees to sell Shares only during the Permitted Selling Period.

          (6) Party B shall bear his own legal responsibility if he violates any terms and provisions of this Agreement and applicable laws and regulations.

     Article 6: Confidentiality

     1. Each Party shall keep confidentiality in the Agreement before its public disclosure pursuant to applicable laws and regulations of US Securities and Exchange Commission and the NASDAQ stock market.

     2. Each Party shall keep confidentiality in other Parties’ trade secret and other documentations in connection with this transaction.

     Article 7: Selling Shares

     1. By providing a written resale application to Party A, Party B may sell any of its Shares during the period if (a) the Company has completed its currently effective Share Repurchase Program or (2) 12 months after the Shares are issued to Party B, provided that, the Company has not adopted a new Share Repurchase Program during such 12-month period (the “Permitted Selling Period”).

     2. Upon receipt of Party B’s written resale application of Shares, Party A shall assist Party B in selling its Shares under applicable US federal securities laws and NASDAQ trading rules. Party B should bear any possible losses due to market and stock performance fluctuations.

     3. Any taxes and expenses incurred in the resale of Shares shall be borne by Party B.

     Article 8: Breach of the Agreement

     Any Party violates any terms and conditions, representations and warranties hereunder shall be deemed breach of the Agreement and should undertake its relevant liability. Expect as specified otherwise under applicable law and regulations, if any Party fails to perform its obligations under this Agreement, the non-breaching Party has the right to request the breaching Party to continue to perform its obligations under the Agreement and remedy any losses incurred from such breaches.

     Article 9: Applicable Laws and Dispute Resolutions

     1. This Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China.

     2. Any and all disputes that arise from the implementation of this Agreement shall be solved through friendly negation among the Parties. Any Party is entitled to submit the disputes to judicial institutions with jurisdiction if no consensus is reached through negotiation.

     Article 10: Rescission and Termination

     1. If Party B fails to pay the full amount of purchase price of the Shares by wire transfer to Party A’s designated bank account on or before April 30, 2014, this Agreement shall be automatically terminated.

     2. In the event that any force majeure results in impossibility to perform obligations under the Agreement by any Party, this Agreement may be terminated upon written confirmation by all of the Parties.

     3. If any Party’s material breach of the Agreement results in the other Party’s incapability in the performance of the Agreement, the other Party has the right to terminate this Agreement.

     4. The termination of this Agreement shall not be deemed in any event as a waiver by the non-breaching Party’s right to claim its losses from the breaching Party.

     5. The Agreement may be terminated by all the Parties.

     Article 11: Miscellaneous

     1. Each Party shall strictly comply with applicable laws and regulations of the People’s Republic of China and US federal securities laws, and disclosure obligations thereunder, if any.

     2. Each Party shall strictly comply with the Insider Trading Policy of Party A and US federal securities laws, including but not limited to Rule 144 thereunder.

     3. Unless as specified otherwise, this Agreement will be terminated if it has not been fully executed on the first anniversary of the Agreement date.

     4. Any amendments or supplements to the Agreement shall be made by all of the Parties in writing and constitute a part of this Agreement.

     5. This Agreement is final and supersedes all other written or oral statements, guarantees and letters of intent of the Parties (expect for the CHINA INFORMATION TECHNOLOGY, INC. 2013 EQUITY INCENTIVE PLAN RESTRICTED SHARE AWARD AGREEMENT).

     6. There are three original copies of this Agreement with the same force. Each Party holds one copy and the remaining copy is for filing purpose.

[Signature Page Follows]

Party A: CHINA INFORMATION TECHNOLOGY, INC.

______________________________
Jiang Huai Lin
Chairman and CEO

Party B [Employee]

_____________________________
[Employee Name]